As filed with the U.S. Securities and Exchange Commission on October 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Netcapital Inc.

(Exact name of registrant as specified in its charter)

Utah	6199	87-0409951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Lincoln Street

Boston, MA 02111

Phone: (781) 925-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coreen Kraysler

Chief Financial Officer

1 Lincoln Street

Boston, MA 02111

Phone: (781) 925-1700

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard Friedman, Esq.

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

(212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offeror sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 10, 2024

Netcapital Inc.

Up to 865,264 Shares of Upon Exercise of Certain Common Stock Purchase Warrants

This prospectus relates to the offer and resale by certain selling shareholders named herein (each, a “Selling Shareholder: and collectively, the “Selling Shareholders” of up to an aggregate of 865,264 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Netcapital Inc. (the “Company”, “we”, “us” or “our”), consisting of shares of Common Stock issuable upon the exercise of: (i) common stock purchase warrants (the “May 2024 A-3 Inducement Warrants”), to purchase up to 253,947 shares of Common Stock (the “May 2024 A-3 Inducement Warrant Shares”), at an exercise price of $8.74 per share; issued by us to certain accredited investors on May 29, 2024 pursuant to an inducement offer letter agreement, dated as of May 24, 2024 (the “May 2024 Inducement Letter”); (ii) common stock purchase warrants (the “May 2024 A-4 Inducement Warrants,” together with the May 2024 A-3 Inducement Warrants, the “May 2024 Inducement Warrants”), to purchase up to 253,947 shares of Common Stock (the “May 2024 A-4 Inducement Warrant Shares,” together with the May 2024 A-3 Inducement Warrant Shares, the “May 2024 Inducement Warrant Shares”), at an exercise price of $8.74 per share; issued by us to certain accredited investors on May 29, 2024 pursuant to the May 2024 Inducement Letter; (iii) common stock purchase warrants (the “May 2024 Placement Agent Warrants”) to purchase up to 19,048 shares of Common Stock (the “May 2024 Placement Agent Warrant Shares”) issued by us on May 29, 2024 to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (“Wainwright”), at an exercise price of $10.93 per share pursuant to an engagement letter dated May 22, 2024 between the Company and Wainwright; (iv) common stock purchase warrants (the “December 2023 A-1 Warrants”), to purchase up to 283,752 shares of Common Stock (the “December 2023 A-1 Warrant Shares”) at an exercise price of $14.10 per share issued by us on December 27, 2023 to certain investors in a public offering; (v) common stock purchase warrants (the “December 2023 A-2 Warrants”), to purchase up to 28,386 shares of Common Stock (the “December 2023 A-2 Warrant Shares”) at an exercise price of $8.74 per share issued by us on December 27, 2023 to certain investors in a public offering (vi) common stock purchase warrants (the “December 2023 Placement Agent Warrants”) to purchase up to 21,283 shares of Common Stock (the “December 2023 Placement Agent Warrant Shares”) issued by us on December 23, 2024 to designees of Wainwright, as exclusive placement agent, at an exercise price of $17.62 per share; (vii) common stock purchase warrants (the “July 2023 Underwriter Warrants”), to purchase up to 1,537 shares of Common Stock (the “July 2023 Underwriter Warrant Shares”) at an exercise price of $49.34 per share, issued by us to designees of Think Equity LLC (“Think Equity”) on July 23, 2023 pursuant to an underwriting agreement, dated as of July 19, 2023 between the Company and ThinkEquity (the “July 2023 Underwriting Agreement”); (viii) common stock purchase warrants (the “May 2023 Placement Agent Warrants”) to purchase up to 983 shares of Common Stock (the “May 2023 Placement Agent Warrant Shares”) issued by us on May 25, 2023 to designees of Think Equity, as exclusive placement agent, at an exercise price of $109.40 per share pursuant to placement agent agreement dated May 23, 2024 between the Company and ThinkEquity; (ix) common stock purchase warrants (the “January 2023 Underwriter Warrants”), to purchase up to 176 shares of Common Stock (the “January 2023 Underwriter Warrant Shares”) at an exercise price of $98.68 per share, issued by us to designees of Think Equity on January 5, 2023 pursuant to an underwriting agreement, dated as of December 13, 2022 between the Company and ThinkEquity (the “December 2022 Underwriting Agreement”); (x) common stock purchase warrants (the “December 2022 Underwriter Warrants”), to purchase up to 1,116 shares of Common Stock (the “December 2022 Underwriter Warrant Shares”) at an exercise price of $98.68 per share, issued by us to designees of Think Equity on December 16, 2022 pursuant to the December 2022 Underwriting Agreement; and (xi) common stock purchase warrants (the “July 2022 Underwriter Warrants,” together with the May 2024 Inducement Warrants, the May 2024 Placement Agent Warrants, the December 2023 A-1 Warrants, the December 2023 A-2 Warrants, the December 2023 Placement Agent Warrants, the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants and the December 2022 Underwriter Warrants, the “Warrants”), to purchase up to 1,089 shares of Common Stock (the “July 2022 Underwriter Warrant Shares,” together with the May 2024 Inducement Warrant Shares, the May 2024 Placement Agent Warrant Shares, the December 2023 A-1 Warrant Shares, the December 2023 A-2 Warrant Shares, the December 2023 Placement Agent Warrant Shares, the July 2023 Underwriter Warrant Shares, the May 2023 Placement Agent Warrant Shares, the January 2023 Underwriter Warrant Shares and the December 2022 Underwriter Warrant Shares, the “Warrant Shares”) at an exercise price of $292.66 per share, issued by us to designees of Think Equity on July 15, 2022 pursuant to an underwriting agreement, dated as of July 12, 2022 between the Company and ThinkEquity (the “July 2022 Underwriting Agreement”). All of the Warrants are currently exercisable and expire on; (i) March 25, 2026 for the May 2024 A-4 Inducement Warrants; (ii) September 25, 2029 for the May 2024 A-3 Inducement Warrants and the May 2024 Placement Agent Warrants; (iii) February 23, 2029 for the December A-1 Warrants; (iv) August 23, 2025 for the December A-2 Warrants; (v) December 21, 2028 for the December 2023 Placement Agent Warrants; (vi) July 19, 2028 for the July 2023 Underwriter Warrants; (vii) November 23, 2027 for the May 2023 Placement Agent Warrants; (viii) December 13, 2027 for the January 2023 Underwriter Warrants and the December 2022 Underwriter Warrants and (ix) July 12, 2027 for the July 2022 Underwriter Warrants.

This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Warrant Shares may be offered and sold will be described in a supplement to this prospectus. The Warrants were each issued to the applicable Selling Shareholders in connection with private placement offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. For additional information regarding the issuance of the Warrants and Warrant Shares, see “May 2024 Warrant Inducement.” “December 2023 Public Offering,” July 2023 Public Offering,” May 2023 Registered Direct Offering,” December 2022 Public Offering,” and “July 2022 Public Offering,” beginning on page 13.

The Shares will be resold from time to time by the Selling Shareholders listed in the section titled “Selling Shareholders” beginning on page 16.

The Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Shareholder may sell its Shares in the section titled “Plan of Distribution” on page 28.

We are registering the Shares on behalf of the Selling Shareholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of our Common Stock by the Selling Shareholders in the offering described in this prospectus, we may receive up to (i) $8.74 per share upon the cash exercise of the May 2024 Inducement Warrants; (ii) $10.93 per share upon the cash exercise of the May 2024 Placement Agent Warrants; (iii) $49.34 per share upon the cash exercise of the July 2023 Underwriter Warrants; (iv) $109.40 per share upon the cash exercise of the May 2023 Placement Agent Warrants (v) $98.68 per share upon the cash exercise of the January 2023 Underwriter Warrants; (vi) $98.68 per share upon the cash exercise of the December 2022 Underwriter Warrants; and (vii) $292.66 per share upon the cash exercise of the July 2022 Underwriter Warrants. Upon the exercise of the Warrants for all 581,843 Shares by payment of cash, we would receive aggregate gross proceeds of approximately $5.28 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The Common Stock is currently listed on the Nasdaq Capital Market under the symbol “NCPL” On October 8, 2024, the last reported sale price of our Common Stock was $1.53.

This offering will terminate on the earlier of (i) the date when all of the Securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 12 and in the documents which are incorporated by reference herein before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and resale by certain selling shareholders named herein (each, a “Selling Shareholder: and collectively, the “Selling Shareholders” of up to an aggregate of 865,264 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Netcapital Inc. (the “Company”, “we”, “us” or “our”), consisting of shares of Common Stock issuable upon the exercise of: (i) common stock purchase warrants (the “May 2024 A-3 Inducement Warrants”), to purchase up to 253,947 shares of Common Stock (the “May 2024 A-3 Inducement Warrant Shares”), at an exercise price of $8.74 per share; issued by us to certain accredited investors on May 29, 2024 pursuant to an inducement offer letter agreement, dated as of May 24, 2024 (the “May 2024 Inducement Letter”); (ii) common stock purchase warrants (the “May 2024 A-4 Inducement Warrants,” together with the May 2024 A-3 Inducement Warrants, the “May 2024 Inducement Warrants”), to purchase up to 253,947 shares of Common Stock (the “May 2024 A-4 Inducement Warrant Shares,” together with the May 2024 A-3 Inducement Warrant Shares, the “May 2024 Inducement Warrant Shares”), at an exercise price of $8.74 per share; issued by us to certain accredited investors on May 29, 2024 pursuant to the May 2024 Inducement Letter; (iii) common stock purchase warrants (the “May 2024 Placement Agent Warrants”) to purchase up to 19,048 shares of Common Stock (the “May 2024 Placement Agent Warrant Shares”) issued by us on May 29, 2024 to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (“Wainwright”), at an exercise price of $10.93 per share pursuant to an engagement letter dated May 22, 2024 between the Company and Wainwright; (iv) common stock purchase warrants (the “December 2023 A-1 Warrants”), to purchase up to 283,752 shares of Common Stock (the “December 2023 A-1 Warrant Shares”) at an exercise price of $14.10 per share issued by us on December 27, 2023 to certain investors in a public offering; (v) common stock purchase warrants (the “December 2023 A-2 Warrants”), to purchase up to 28,386 shares of Common Stock (the “December 2023 A-2 Warrant Shares”) at an exercise price of $8.74 per share issued by us on December 27, 2023 to certain investors in a public offering (vi) common stock purchase warrants (the “December 2023 Placement Agent Warrants”) to purchase up to 21,283 shares of Common Stock (the “December 2023 Placement Agent Warrant Shares”) issued by us on December 23, 2024 to designees of Wainwright, as exclusive placement agent, at an exercise price of $17.62 per share; (vii) common stock purchase warrants (the “July 2023 Underwriter Warrants”), to purchase up to 1,537 shares of Common Stock (the “July 2023 Underwriter Warrant Shares”) at an exercise price of $49.34 per share, issued by us to designees of Think Equity LLC (“Think Equity”) on July 23, 2023 pursuant to an underwriting agreement, dated as of July 19, 2023 between the Company and ThinkEquity (the “July 2023 Underwriting Agreement”); (viii) common stock purchase warrants (the “May 2023 Placement Agent Warrants”) to purchase up to 983 shares of Common Stock (the “May 2023 Placement Agent Warrant Shares”) issued by us on May 25, 2023 to designees of Think Equity, as exclusive placement agent, at an exercise price of $109.40 per share pursuant to placement agent agreement dated May 23, 2024 between the Company and ThinkEquity; (ix) common stock purchase warrants (the “January 2023 Underwriter Warrants”), to purchase up to 176 shares of Common Stock (the “January 2023 Underwriter Warrant Shares”) at an exercise price of $98.68 per share, issued by us to designees of Think Equity on January 5, 2023 pursuant to an underwriting agreement, dated as of December 13, 2022 between the Company and ThinkEquity (the “December 2022 Underwriting Agreement”); (x) common stock purchase warrants (the “December 2022 Underwriter Warrants”), to purchase up to 1,116 shares of Common Stock (the “December 2022 Underwriter Warrant Shares”) at an exercise price of $98.68 per share, issued by us to designees of Think Equity on December 16, 2022 pursuant to the December 2022 Underwriting Agreement; and (xi) common stock purchase warrants (the “July 2022 Underwriter Warrants,” together with the May 2024 Inducement Warrants, the May 2024 Placement Agent Warrants, the December 2023 A-1 Warrants, the December 2023 A-2 Warrants, the December 2023 Placement Agent Warrants, the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants and the December 2022 Underwriter Warrants, the “Warrants”), to purchase up to 1,089 shares of Common Stock (the “July 2022 Underwriter Warrant Shares,” together with the May 2024 Inducement Warrant Shares, the May 2024 Placement Agent Warrant Shares, the December 2023 A-1 Warrant Shares, the December 2023 A-2 Warrant Shares, the December 2023 Placement Agent Warrant Shares, the July 2023 Underwriter Warrant Shares, the May 2023 Placement Agent Warrant Shares, the January 2023 Underwriter Warrant Shares and the December 2022 Underwriter Warrant Shares, the “Warrant Shares”) at an exercise price of $292.66 per share, issued by us to designees of Think Equity on July 15, 2022 pursuant to an underwriting agreement, dated as of July 12, 2022 between the Company and ThinkEquity (the “July 2022 Underwriting Agreement”). For additional information regarding the issuance of the Warrants and Warrant Shares, see “May 2024 Warrant Inducement.” “December 2023 Public Offering,” July 2023 Public Offering,” May 2023 Registered Direct Offering,” December 2022 Public Offering,” and “July 2022 Public Offering,”. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of our common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of our common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to “NCPL”, the “Company”, “we”, “our” or “us” refer to Netcapital Inc., a Utah corporation, and its subsidiaries on a consolidated basis.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes to consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

On August 1, 2024, we effectuated a 1-for-70 reverse split of our outstanding shares of common stock. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, have been adjusted accordingly. All information presented in this prospectus has been retroactively restated to give effect to our 1-for70 reverse split of our outstanding shares of common stock and unless otherwise indicated, all such amounts and corresponding exercise price data set forth in this prospectus have been adjusted to give effect to the reverse stock split.

Company Overview

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give all investors the opportunity to access investments in private companies. Our model is disruptive to traditional private equity investing and is based on Title III, Regulation Crowdfunding (“Reg CF”) of the Jumpstart Our Business Startups Act (“JOBS Act”). In addition, we have recently expanded our model to include Regulation A (“Reg A”) offerings. We generate fees from listing private companies on our funding portal located at www.netcapital.com. We also generate fees from advising companies with respect to their Reg A offerings posted on www.netcapital.com. Our consulting group, Netcapital Advisors Inc. (“Netcapital Advisors”), which is a wholly-owned subsidiary, provides marketing and strategic advice to companies in exchange for cash fees and/or equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority (“FINRA”), a registered national securities association, and provides investors with opportunities to invest in private companies. Neither Netcapital Advisors, nor any Netcapital entity or subsidiary, is a broker- dealer, nor do any of such entities operate as a broker-dealer with respect to any Reg A offering listed on the www.netcapital.com website.

Our Business

We provide private companies with access to investments from accredited and non-accredited investors through our online portal located at www.netcapital.com, which is operated by our wholly-owned subsidiary, Netcapital Funding Portal, Inc. The Netcapital funding portal charges a $5,000 listing fee and a 4.9% success fee for capital raised at closing. In addition, the portal generates fees for other ancillary services, such as rolling closes. Netcapital Advisors generates fees and equity stakes from consulting in select portfolio (“Portfolio Companies”) and non-portfolio clients. With respect to its services for Reg A offerings, Netcapital Advisors charges a monthly flat fee for each month the offering is listed on the netcapital.com website as well as a nominal administrative flat fee for each investor that is processed to cover out-of-pocket costs.

We generated revenues of $4,951,435, with costs of service of $108,060, in the year ended April 30, 2024 for a gross profit of $4,843,375 (consisting of $3,537,700 in equity securities for payment of services and $1,413,736 in cash-based revenues, offset by $108,060 for costs of services) as compared to revenues of $8,493,985 with costs of service of $85,038 in the year ended April 30, 2023 for a gross profit of $8,408,947 (consisting of $7,105,000 in equity securities for the payment of services and $1,388,985 in cash-based revenues, offset by $85,038 for costs of services). We provided additional services for two (2) and four (4) of our Portfolio Companies during the years ended April 30, 2024 and 2023, respectively, and our cash-based gross profits as a percentage of gross profits were approximately 1% in both fiscal years.

1

In fiscal 2024 and 2023, the average amount raised in an offering on the Netcapital funding portal was $280,978 and $128,170, respectively. The total number of offerings on the Netcapital funding portal in fiscal 2024 and 2023 that closed was 70 and 63, respectively, of which 17 and 13 offerings hosted on the Netcapital funding platform in fiscal 2024 and 2023, respectively, terminated their listings without raising the required minimum dollar amount of capital. As of the date of this report, we own minority equity positions in 20 Portfolio Companies that have utilized the funding portal to facilitate their offerings, for which equity was received as payment for services.

Funding Portal

Netcapital Funding Portal, Inc. is an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from anywhere in the world, at any time, with just a few clicks. Securities offerings on the Netcapital funding portal are accessible through individual offering pages, where companies include product or service details, market size, competitive advantages, and financial documents. Companies can accept investment from anyone, including friends, family, customers, and employees. Customer accounts on our platform will not be permitted to hold digital securities.

In addition to access to the funding portal, the Netcapital funding portal provides the following services:

● a fully automated onboarding process;

● automated filing of required regulatory documents;

● compliance review;

● custom-built offering page on our portal website;

● third party transfer agent and custodial services;

● email marketing to our proprietary list of investors;

● rolling closes, which provide potential access to liquidity before final close date of offering;

● assistance with annual filings; and

● direct access to our team for ongoing support.

Consulting Business

Our consulting group, Netcapital Advisors, helps companies at all stages to raise capital. Netcapital Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. We also act as an incubator and accelerator, taking equity stakes in select disruptive start-ups. In the instances where we take equity stakes in a company, such interests are of the same class of securities that are offered on the Netcapital platform.

Netcapital Advisors’ services include:

●	incubation of technology start-ups;
●	investor introductions;
●	online marketing;
●	website design, software and software development;
●	message crafting, including pitch decks, offering pages, and ad creation;
●	strategic advice; and
●	technology consulting.

Proposed Broker-Dealer Business

Our recently formed wholly owned subsidiary, Netcapital Securities Inc. has applied for broker-dealer registration with the Financial Industry Regulatory Authority (“FINRA”). We that by having a registered broker-dealer, it will create opportunities to expand revenue base by hosting and generating additional fees from Reg A+ and Reg D offerings on the Netcapital platform;, earning additional fees in connection with offerings that may result from the introduction of clients to other FINRA broker-dealers and expanding our distribution capabilities by leveraging strategic partnerships with other broker-dealers to distribute offerings of issuers that utilize the Netcapital platform to a wider range of investors in order to maximize market penetration and optimize capital raising efforts. Netcapital Securities Inc.’s application to become a registered broker-dealer remains subject to regulatory approval and/or licensing from the Financial Regulatory Authority (FINRA) and the Securities and Exchange Commission (SEC). No assurance can be given as to when or if such approvals may be granted or when, if at all, Netcapital will be able to expand the services it offers. As of the date of this Annual Report, Netcapital Securities Inc. has not conducted any business activities

2

Regulatory Overview

In an effort to enhance economic growth and to democratize access to private investment opportunities, Congress finalized the JOBS Act in 2016. Title III of the JOBS Act enabled early-stage companies to offer and sell securities to the general public for the first time. The SEC then adopted Reg CF, in order to implement the JOBS Act’s crowdfunding provisions.

Reg CF has several important features that changed the landscape for private capital raising and investment. For the first time, this regulation:

●	Allowed the general public to invest in private companies, no longer limiting early-stage investment opportunities to less than 10% of the population;

●	Enabled private companies to advertise their securities offerings to the public (general solicitation); and

●	Conditionally exempted securities sold under Section 4(a)(6) from the registration requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC had also adopted rules to implement Section 401 of the Jumpstart Our Business Startups (JOBS) Act by expanding Reg A into two tiers

●	Tier 1, for securities offerings of up to $20 million in a 12-month period; and

●	Tier 2, for securities offerings of up to $75 million in a 12-month period.

In addition, Reg A allows companies that are subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act to use Reg A. Further, Reg A also enables issuers to raise funds from non-accredited investors and accredited investors.

We are subject, both directly and indirectly, to various laws and regulations relating to our business. If any of the laws are amended, compliance could become more expensive and directly affect our income. We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company. Specifically, the SEC regulates our funding portal business, and our funding portal is also a member of FINRA and is regulated by FINRA. We are also subject to the USA Patriot Act of 2001, which contains anti-money laundering and financial transparency laws and mandates various regulations applicable to financial services companies, including standards for verifying client identification at account opening, and obligations to monitor client transactions and report suspicious activities. Anti-money laundering laws outside of the United States contain some similar provisions. In the event that our wholly-owned subsidiary receives a broker-dealer license, we will become subject to additional regulation and supervision of the SEC and FINRA, including without limitation Rule 15c3-1 under the Securities Exchange Act of 1934 (the Uniform Net Capital Rule). The Uniform Net Capital Rule specifies minimum capital requirements intended to ensure the general financial soundness and liquidity of broker-dealers. The Uniform Net Capital Rule prohibits broker-dealers from paying cash dividends, making unsecured advances or loans or repaying subordinated loans if such payment would result in a net capital amount of less than 5% of aggregate debit balances or less than 120% of its minimum dollar requirement. Our failure to comply with these requirements as applicable to us could have a material adverse effect on us.

Our Market

The traditional funding model restricts access to capital, investments and liquidity. According to Harvard Business Review, venture capital firms (“VCs”) invest in fewer than 1% of the companies they consider and only 10% of VC meetings are obtained through cold outreach. In addition, only 2% of VC funding went to women-owned firms in 2022, according to PitchBook, while only 1% went to black-owned firms, according to TechCrunch.

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Furthermore, under the traditional model, the average investor lacked access to early-stage investments. Prior to the JOBS Act, almost 90% of U.S. households were precluded from investing in private deals, per dqydj.com. Liquidity has also been an issue, as private investments are generally locked up until IPO or takeout.

The JOBS Act helped provide a solution to these issues by establishing the funding portal industry, which is currently in its infancy. Title III of the JOBS Act outlines Reg CF, which traditionally allowed private companies to raise up to $1.07 million. In March 2021, regulatory enhancements by the SEC went into effect and increased the limit to $5 million. These amendments increased the offering limits for Reg CF, Reg A and Regulation D, Rule 504 offerings as follows: Reg CF increased to $5 million; Regulation D, Rule 504 increased to $10 million from $5 million; and Reg A Tier 2 increased to $75 million from $50 million.

There was $494 million raised via Reg CF in 2022, according to Crowdwise. We believe a significant opportunity exists to disrupt private capital markets via the Netcapital funding portal.

Private capital markets reached $12 trillion by the first half of 2022, per McKinsey. Within this market, private equity represents the largest share, with assets in excess of $3 trillion and a 10-year compound annual growth rate (CAGR) of 10%. Since 2000, global private equity (“PE”), net asset value has increased almost tenfold, nearly three times faster than the size of the public equity market. Both McKinsey and Boston Consulting Group predict that this strong growth will continue, as investors allocate increasing amounts to private equity, due to historically higher returns and lower volatility than public markets. In addition, Boston Consulting Group estimates that there are $42 trillion held in retail investment accounts, which we believe represents a large pool of potential account holders for us.

Our Technology

The Netcapital platform is a scalable, real-time, transaction-processing engine that runs 24 hours a day, seven days a week.

For companies raising capital, the technology provides fully automated onboarding with integrated regulatory filings. Funds are collected from investors and held in escrow until the offering closes. For entrepreneurs, the technology facilitates access to capital at low cost. For investors, the platform provides access to investments in private, early-stage companies that were previously unavailable to the general public. Both entrepreneurs and investors can track and view their investments through their dashboard on netcapital.com. As of the date of this prospectus, the platform currently has approximately 116,000 users.

Scalability was demonstrated in November 2021, when the platform processed more than 2,000 investments in less than two hours, totaling more than $2 million.

Our infrastructure is designed in a way that can horizontally scale to meet our capacity needs. Using Docker containers and Amazon Elastic Container Service (“Amazon ECS”), we are able to automate the creation and launch of our production web and application programming interface (“API”), endpoints in order to replicate them as needed behind Elastic Load Balancers (ELBs).

Additionally, all of our public facing endpoints live behind CloudFlare to ensure protection from large scale traffic fluctuations (including distributed denial of service (“DdoS”) attacks).

Our main database layer is built on Amazon RDS and features a Multi-AZ deployment that can also be easily scaled up or down as needed. General queries are cached in our API layer, and we monitor to optimize very complex database queries that are generated by the API. Additionally, we cache the most complex queries (such as analytics data) in our NoSQL (Mongo) data store for improved performance.

Most of our central processing unit (“CPU”), intensive data processing happens asynchronously through a worker/jobs system managed by AWS ElastiCache’s Redis endpoint. This component can be easily fine-tuned for any scale necessary.

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The technology necessary to operate our funding portal is licensed from Netcapital Systems LLC, a Delaware limited liability company (“Netcapital DE LLC”), of which Jason Frishman, Founder and former CEO of Netcapital Funding Portal Inc., owns a 29% interest, under a license agreement with Netcapital Funding Portal, Inc., for an annual license fee of $380,000, paid in quarterly installments.

Proposed Alternative Trading (“ATS”) Relationship

We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. We also recognize that secondary trading of securities in private companies is subject to extensive regulation and oversight. Such regulation and oversight includes, but is not limited to, the need to be a registered broker-dealer that is licensed to operate an ATS, or to partner with an entity that is licensed to do so. In order to try to address what we believe is a large, unmet need, our wholly-owned subsidiary, Netcapital Systems LLC, a Utah limited liability company (“Netcapital UT LLC”), entered into a software license and services agreement on January 2, 2023 (the “Templum License Agreement”) with Templum Markets LLC (“Templum”), to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is a company that provides capital markets infrastructure for trading private equity securities, and operates an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities. We are currently working with Templum to design the software required to allow issuers and investors on the Netcapital platform to access the Templum ATS in order to engage in secondary trading of securities in a regulatorily compliant manner. The operation of the Templum ATS, however, remains subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. While we are currently working with Templum on the design of the required software to enable the access to secondary trading on the Templum ATS, no assurance can be given as to when, or if, we will be able to successfully complete this project in order to enable access to a secondary trading feature beta (testing) version to a closed group of users for testing before any final launch is made to the public, and Templum’s approval. Milestones required to launch the platform include, but are not limited to, plug-in of Templum’s KYC and AML requirements to enable interested users to directly send to the Templum ATS any KYC/AML information required by Templum for review and approval, as well as the launch of a beta version to a closed group of users. In July 2024, we announced the launch of our beta version for this secondary trading platform and our goal is to offer such secondary trading platform through the Templum ATS to all issuers and investors on the Netcapital funding portal before the end of 2024 subject to compliance with all regulatory requirements, however, we do not know when, or if, this feature will be fully completed and launched, as there are many details that remain to be completed.

The operation of the Templum ATS is subject to extensive regulation and oversight. Accordingly, any regulatory delays or objections will result in delays in our ability to launch the proposed platform. In addition, because we cannot easily switch between operators of secondary trading platforms of this nature, any disruption of or interference, whether due to regulatory issues or natural disasters, cyber-attacks, terrorist attacks, power losses, telecommunications failures, or other similar events, would impact our operations and may adversely affect the ability of issuers and investors to utilize this platform. There is no obligation for Templum to renew its agreements with us on commercially reasonable terms or at all.

Institutions and individual investors may face significant risk when buying securities on our proposed secondary trading platform. These risks include the following:

●	private companies are not required to make periodic public filings, and therefore certain capitalization, operational and financial information may not be available for evaluation;

●	an investment may only be appropriate for investors with a long-term investment horizon and a capacity to absorb a loss of some or all of their investment;

●	the securities, when purchased, are generally highly illiquid, are often subject to further transfer restrictions, and no public market exists for such securities; and

●	transactions may fail to settle, which could harm our reputation.

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Further, we may become involved in disputes and litigation matters between customers with respect to transactions on our proposed secondary trading platform. There is a risk that clients may increasingly look to us to make them whole for delayed and/or broken trades. Customers may litigate over a failure of sellers to deliver securities or over the untimely deliveries of securities. Any litigation to which we are a party could be expensive and time consuming, regardless of the ultimate outcome, and the potential costs and risks of such litigation may incentivize us to settle, which could harm our reputation or have a material adverse effect on our business or results or operations.

We estimate that the cost for developing this platform will not exceed $1.0 million, most of which has already been incurred and consists of salaries or fees paid to engineers and consultants. We have and continue to pay these expenses from our working capital. We do not currently have a revenue model associated with the sales of securities on the proposed ATS. However, we may seek incorporate this revenue model in the future, provided that we determine any such revenue model is in strict compliance with all regulatory guidelines.

We currently anticipate that we will also be able to sell our interests in any portfolio company using the Templum ATS provided such sales are made in a regulatorily compliant matter. We expect to place a restriction on any sales during any period in which an issuer is offering its securities for sale on the Netcapital funding platform. In addition, securities issued in a Reg CF transaction generally cannot be resold for a period of one year, unless the securities are transferred: (1) to the issuer of the securities; (2) to an “accredited investor”; (3) as part of an offering registered with the SEC; or (4) to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.. Accordingly, any shares owned by us would also be subject to these restrictions. Additional restrictions may be implemented, and there can be no assurance that we will ever sell any of our interests in any portfolio company using the Templum ATS. Further, our insider trading policy prohibits all of our employees, officers, consultants and directors from buying or selling securities while in possession of material non-public information and all such parties are also required to maintain strict confidentiality of all such information. In addition, in order to maintain compliance with our insider trading policies, any affiliate or employee seeking to trade securities in any issuer listed on the funding portal must receive prior approval and clearance from our Chief Financial Officer and all such requests for clearance will be documented and maintained with our compliance department.

Our Netcapital funding portal is currently registered with the SEC and is a member of FINRA. For so long as we continue to operate our Netcapital platform solely for primary offerings by issuers under Reg CF, we believe that we are not required to register under Regulation ATS.

Competitive Advantages

Based upon publicly available information either published on the websites of our peer group (StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC) or included in offering statements of issuers hosted on such offering platforms, we believe that we provide the lowest cost solution for online capital raising. We also believe, based upon our facilitated technology platforms, our strong emphasis on customer support, and feedback received from clients that have onboarded to our platform, that our access and onboarding of new clients are superior due to our facilitated technology platforms. Our network continues to rapidly expand as a result of our enhanced marketing and broad distribution to reach new investors.

Our competitors include StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC . Given the rapid growth in the industry and its potential to disrupt the multi-billion dollar private capital market, we believe there is sufficient room for multiple players.

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Our Strategy

Two major tailwinds are driving accelerated growth in the shift to the use of online funding portals: (i) the COVID-19 pandemic and (ii) the increase in funding limits under Reg CF. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

There are numerous industry drivers and tailwinds that complement investor demand for access to investments in private companies. To capitalize on these, our strategy is to:

●	Generate New Investor Accounts. Growing the number of investor accounts on our platform is a top priority. Investment dollars that continue to flow through our platform are the key revenue driver. When issuers advertise their offerings, they are generating new investor accounts for the Netcapital funding platform at no cost to us. We plan to supplement our issuers’ spend on advertising by increasing our online marketing spend as well, which may include virtual conferences going forward.

●	Hire Additional Business Development Staff. We seek to hire additional business development staff that is technology advanced and financially passionate about capital markets to handle our growing backlog of potential customers.

●	Increase the Number of Companies on Our Platform via Marketing. When a new company lists on our platform, they bring their customers, supporters, and brand ambassadors as new investors to Netcapital. We plan to increase our marketing budget to help grow our portal and advisory clients.

●	Invest in Technology. Technology is critical to everything that we do. We plan to invest in developing innovative technologies that enhance our platform and allow us to pursue additional service offerings..

●	Incubate and accelerate our advisory clients. The advisory clients and our equity interests in select advisory clients represent potential upside for our shareholders. We seek to grow this model of advisory clients.

●	Expand Internationally. We believe there is a significant opportunity to expand the marketing of Netcapital funding platform and the services we offer into Europe and Asia as an appetite abroad grows for U.S. stocks.

●	Provide a secondary trading feature. We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. Accordingly, we are exploring ways in which we can provide our clients with the ability to access a secondary trading feature. In January 2023, we entered into the Templum License Agreement to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. Templum is an operator of an ATS with approval in 53 U.S. states and territories for the trading of unregistered or private securities to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. We are currently working with Templum on the design of the required software to enable issuers and investors on the Netcapital platform the ability to access the Templum ATS in order to engage in secondary trading of securities. In July 2024, we announced the launch of our beta version for this secondary trading platform and our goal is to offer such secondary trading platform through the Templum ATS to all issuers and investors on the Netcapital funding portal before the end of 2024 subject to compliance with all regulatory requirements, however, we do not know when, or if, this feature will be fully completed and launched, as there are many details that remain to be completed.

●	New Verticals Represent a Significant Opportunity. We operate in a regulated market supported by the JOBS Act. We are pursuing expanding our model to include Reg A and Regulation D offerings.

●	Secure Broker-Dealer License. In May 2024, we announced that our wholly-owned subsidiary, Netcapital Securities Inc. applied for broker-dealer registration with the Financial Industry Regulatory Authority (“FINRA”). We believe that by having a registered broker-dealer, it could create opportunities to expand revenue base by hosting and generating additional fees from Reg A+ and Reg D offerings on the Netcapital platform; earning additional fees in connection with offerings that may result from the introduction of clients to other FINRA broker-dealers and expanding our distribution capabilities by leveraging strategic partnerships with other broker-dealers to distribute offerings of issuers that utilize the Netcapital platform to a wider range of investors in order to maximize market penetration and optimize capital raising efforts. Netcapital Securities Inc.’s application to become a registered broker-dealer remains subject to regulatory approval and/or licensing from the Financial Regulatory Authority (FINRA) and the Securities and Exchange Commission (SEC). No assurance can be given as to when or if such approvals may be granted or when, if at all, Netcapital will be able to expand the services it offers.

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Our Management

Our management team is experienced in finance, technology, entrepreneurship, and marketing.

Martin Kay is our Chief Executive Officer (“CEO”) and a director. He previously served as Managing Director at Accenture Strategy, from October 2015 to December 2022 and holds a BA in physics from Oxford University and an MBA from Stanford University Graduate School of Business. Mr. Kay is an experienced C-suite advisor and digital media entrepreneur, working at the intersection of business and technology. His experience includes oversight of our funding portal when he served on the board of managers of Netcapital DE LLC from 2017 to 2021.

Coreen Kraysler, CFA, is our Chief Financial Officer (“CFO”). With over 30 years of investment experience, she was formerly a Senior Vice President and Principal at Independence Investments, where she managed several 5-star rated mutual funds and served on the Investment Committee. She also worked at Eaton Vance as a Vice President, Equity Analyst on the Large and Midcap Value teams. She received a B.A. in Economics and French, cum laude from Wellesley College and a Master of Science in Management from MIT Sloan.

Jason Frishman is our Founder and former chief executive officer of our funding portal subsidiary, Netcapital Funding Portal Inc. Mr. Frishman founded Netcapital Funding Portal Inc. to help reduce the systemic inefficiencies that early-stage companies face in securing capital. He currently holds advisory positions at leading organizations in the financial technology ecosystem and has spoken as an external expert at Morgan Stanley, University of Michigan, Young Presidents’ Organization (YPO), and others. Mr. Frishman has a background in the life sciences and previously conducted research in medical oncology at the Dana Farber Cancer Institute and cognitive neuroscience at the University of Miami, where he graduated summa cum laude with a B.S. in Neuroscience.

Corporate Information

The Company was incorporated in Utah in 1984 as DBS Investments, Inc. (“DBS”). DBS merged with Valuesetters L.L.C. in December 2003 and changed its name to Valuesetters, Inc. In November 2020, the Company purchased Netcapital Funding Portal Inc. from Netcapital DE LLC and changed the name of the Company from Valuesetters, Inc. to Netcapital Inc. In November 2021, the Company purchased MSG Development Corp.

Attached below is an organization chart for the Company as of the date of this prospectus:

Netcapital Systems LLC (Delaware)
Public Shareholders
3%
97%
Netcapital Inc. (Utah)
100%
100%
100%
100%
Netcapital Systems LLC (Utah)
MSG Development Corp. (Arizona)
Netcapital Securities Inc. (Delaware)
Netcapital Advisors Inc. (Delaware)
100%
Netcapital Funding Portal Inc. (Delaware)
Software License Agreement

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Implications of Being a Smaller Reporting Company

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

At-The-Market Agreement

On August 23, 2024, we entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), to sell shares of its common stock, par value $0.001 per share, (the “Shares”) having an aggregate sales price of up to $2,100,000, from time to time, through an “at the market offering” program under which Wainwright will act as sales agent. The sales, if any, of the Shares made under the ATM Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. We will pay Wainwright a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares. From August 23, 2024 through October 9, 2024, the Company has sold 365,995 shares of its common stock pursuant to the ATM Agreement for net proceeds of approximately $748,340.

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Regained Compliance with Nasdaq Continued Listing Requirements

On August 19, 2024, we received a notice from The Nasdaq Stock Market, LLC (“Nasdaq”), dated August 19, 2024, informing us that we had regained compliance with Nasdaq’s Listing Rule 5550(a)(2) (the “Bid Price Rule”) for continued listing on The Nasdaq Capital Market, as the bid price of our common stock closed at or above $1.00 per share for a minimum of 10 consecutive business days since August 2, 2024.

As previously disclosed on a Current Report on Form 8-K filed by us, Nasdaq had previously notified us on September 1, 2023 that we were not in compliance with the Bid Price Rule because our common stock failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days. Further as of July 22, 2024, Nasdaq determined that that our securities had a closing bid price of $0.10 or less for ten consecutive trading days and as a result, Nasdaq delivered written notice to the Company on July 23, 2024 under which it advised us that Nasdaq has determined to delist our securities from The Nasdaq Capital Market. We requested a hearing to appeal Nasdaq’s delisting determination, but since the Company has regained compliance with Nasdaq’s continued listing requirements as described above, the hearing was cancelled.

Reverse Stock Split

On July 29, 2024, following shareholder approval we filed articles of amendment (the “Articles of Amendment”) to our Articles of Incorporation, as amended, with the Utah Department of Commerce, Division of Corporations and Commercial Code to effectuate a 1-for-70 reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock, which Articles of Amendment became effective on August 1, 2024. The Reverse Stock Split became effective at 4:01pm Eastern Time on August 1, 2024, and our common stock began trading on a split-adjusted basis at the open of trading on The Nasdaq Capital Market on August 2, 2024. Upon effectiveness of the Reverse Stock Split, every seventy (70) shares of our common stock issued and outstanding were automatically reclassified and combined into one share of our common stock, without any change in the par value per share. Additionally, equitable adjustments corresponding to the Reverse Stock Split ratio were made (i) the exercise prices of and number of shares of Common Stock underlying the Company’s public and private warrants in accordance with their terms, (ii) the number of shares of Common Stock underlying the Company’s outstanding equity awards in accordance with their terms, and (iii) the number of shares of Common Stock issuable under the Company’s equity incentive plan. No fractional shares were issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share instead became entitled to receive one whole share of Common Stock in lieu of such fractional share. Following the Reverse Stock Split, we had 718,934 shares of our common stock outstanding, which includes 139,781 shares of our common stock that were issued for rounding up fractional shares resulting from the Reverse Stock Split.

Launch of Beta Version for Secondary Trading Platform

In July 2024, we announced the launch of our beta version of a secondary trading platform through the Templum ATS to a closed group of users. This secondary trading platform has been designed to provide investors who purchase stock through the Netcapital funding portal with the potential for secondary trading through access to the Templum ATS.

May 2024 Warrant Inducement

On May 24, 2024, we entered into inducement offer letter agreements with certain investors that held certain outstanding Series A-2 warrants to purchase up to an aggregate of 204,572 shares of our common stock, originally issued in December 2023 at a reduced exercise price of $10.85 per share (which reduced exercise price was granted to all holders on Series A-2 warrants by the board on May 24, 2024) in partial consideration for the Company’s agreement to issue in a private placement (i) new Series A-3 common stock purchase warrants to purchase up to 253,947 shares of our common stock with an exercise price of $8.74 per shares and (ii) new Series A-4 common stock purchase warrants to purchase up to 253,947 shares of our common stock with an exercise price of $8.74 pe share for aggregate gross proceeds of approximately $2.2 million from the exercise of the existing warrants, before deducting placement agent fees and other expenses payable by the Company. The Series A-3 Warrants and Series A-4 Warrants are exercisable beginning on the effective dates of stockholder approval of the issuance with such warrants expiring on (i) the five year anniversary of the initial exercise date for the Series A-3 Warrants and (ii) the eighteen month anniversary of the initial exercise date for the Series A-4 Warrants. This transaction closed on May 29, 2024. H.C. Wainwright was the exclusive agent for transaction for which we paid them a cash fee equal to 7.5% from the exercise of the Series A-2 warrant at the reduced exercise price and a management fee equal to 1.0% of such aggregate gross proceeds. We also issued warrants to designees of H.C. Wainwright to purchase up to 19,048 shares of our common stock at an exercise price of $10.93 per share.

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ABOUT THIS OFFERING

This prospectus relates to the offer and resale by the Selling Shareholders of up to 865,264 shares of Common Stock issuable upon the exercise of the Warrants. All of the Shares, if and when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.

Shares offered by the Selling Shareholders:	Up to 865,264 shares of Common Stock consisting of: (i) 507,894 shares of Common Stock upon exercise of the May 2024 Inducement Warrants; and (ii) 19,048 shares of Common Stock issuable upon exercise of the May 2024 Placement Agent Warrants; (iii) 283,752 shares of Common Stock issuable upon exercise of the December 2023 A-1 Warrants; (iv) 28,386 shares of Common Stock issuable upon exercise of the December 2023 A-2 Warrants; (v) 21,283 shares of Common Stock issuable upon exercise of December 2023 Placement Agent Warrants; (vi) 1,537 shares of Common Stock issuable upon exercise of the July 2023 Underwriter Warrants; (vii) 983 shares of Common Stock upon exercise of the May 2023 Placement Agent Warrants; (viii) 176 shares of Common Stock upon exercise of the January 2023 Underwriter Warrants; (ix) 1,116 shares of Common Stock upon exercise of the December 2022 Underwriter Warrants and (x) 1,089 shares of Common Stock upon exercise of the July 2022 Underwriter Warrants.

Shares of Common Stock outstanding after completion of this offering (assuming full exercise of the Warrants that are exercisable for the Warrant Shares offered hereby):	1,950,193 shares(1)

Use of proceeds:	We will not receive any proceeds from any sale of the Shares by the Selling Shareholders. We will receive proceeds in the event that any of the Warrants are exercised at the exercise prices per share for cash which would result in gross proceeds of approximately $10.05 million if all such Warrants are exercised for cash. Any proceeds that we receive from the exercise of the Warrants will be used for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. See “Use of Proceeds.”

Risk factors:	An investment in the shares of Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 12, other information in this prospectus and in the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations

NASDAQ symbol:	NCPL

(1) The number of shares of Common Stock to be outstanding after this offering is based on 1,084,929 shares of our Common Stock outstanding as of October 10, 2024, and excludes:

●	48,202 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan;

●	29,714 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $157.11 per share;

●	20,463 of common stock issuable upon the exercise of stock warrants outstanding at a weighted average exercise price of $357.58 per share; and

●	180 shares of common stock to be issued in connection with our acquisition of MSG Development Corp., of which 90 shares will be issued on each of October 31, 2024 and October 31, 2025.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants, described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus, the accompanying prospectus and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and the subsequent reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely effected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Resale of the Shares

The Selling Shareholders may choose to sell the Shares at prices below the current market price.

The Selling Shareholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.

Neither we nor the Selling Shareholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Shareholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

You may experience future dilution as a result of issuance of the Shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share per share. ln addition, the exercise price of the Warrants for the Warrant Shares may be or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

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MAY 2024 WARRANT INDUCEMENT

On May 24, 2024, we entered into inducement offer letter agreements with certain investors that held certain outstanding Series A-2 warrants to purchase up to an aggregate of 204,572 shares of our common stock with an exercise price of $17.50 per share, originally issued in December 2023 at a reduced exercise price of $10.85 per share (which reduced exercise price was granted to all holders on Series A-2 warrants by the board on May 24, 2024) in partial consideration for the Company’s agreement to issue in a private placement (i) new Series A-3 common stock purchase warrants to purchase up to 253,947 shares of our common stock at an exercise price of $8.74 per share and (ii) new Series A-4 common stock purchase warrants to purchase up to 253,947 shares of our common stock at an exercise price of $8.74 per share for aggregate gross proceeds of approximately $2.2 million from the exercise of the existing warrants, before deducting placement agent fees and other expenses payable by the Company. The Series A-3 Warrants and Series A-4 Warrants are exercisable beginning on the effective dates of stockholder approval of the issuance with such warrants expiring on (i) the five year anniversary of the initial exercise date for the Series A-3 Warrants and (ii) the eighteen month anniversary of the initial exercise date for the Series A-4 Warrants. This transaction closed on May 29, 2024. H.C. Wainwright was the exclusive agent for transaction for which we paid them a cash fee equal to 7.5% from the exercise of the Series A-2 warrant at the reduced exercise price and a management fee equal to 1.0% of such aggregate gross proceeds. We also issued warrants to designees of H.C. Wainwright to purchase up to 19,048 shares of our common stock at an exercise price of $10.93 per share.

DECEMBER 2023 PUBLIC OFFERING

On December 27, 2023, we completed a public offering (the “Offering”) of (i) 68,572 shares (the “Common Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) 160,000 prefunded warrants (the “Prefunded Warrants”) to purchase 160,000 shares of Common Stock of the Company (the “Prefunded Warrant Shares”); (iii) 228,572 Series A-1 warrants (the “Series A-1 Common Warrants”) to purchase 228,572 shares of Common Stock of the Company (the “Series A-1 Common Warrant Shares”) and (iv) 228,572 Series A-2 warrants (the “Series A-2 Common Warrants,” together with the Series A-1 Warrants, the “Common Warrants”) to purchase 228,572 shares of Common Stock of the Company (the “Series A-2 Common Warrant Shares,” together with the Series A-1 Common Warrants Shares, the “Common Warrant Shares”). The offering price of each Common Share and accompanying Series A-1 Common Warrant and Series A-2 Common Warrant was $17.50, and the offering price of each Prefunded Warrant and accompanying Series A-1 Common Warrant and Series A-2 Common Warrant was $17.43.

The Series A-1 Warrants have a current exercise price of $14.10 per share and are exercisable until February 23, 2029 and the Series A-2 Common Warrants have a current exercise price of $8.74 per share and are exercisable until August 23, 2025. Following adjustments in connection with the August 2024 reverse stock split, there are currently Series A-1 Warrants to purchase 283,752 shares of Common Stock outstanding and Series A-2 Warrant to purchase 28,386 shares of Common Stock outstanding. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-1 Common Warrants or the Series A-2 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Offering (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 21,283 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $17.62 per share and expire on the fifth anniversary from the date of the commencement of sales in the Offering.

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The Securities, the Placement Agent Warrants and Placement Agent Warrant Shares were offered pursuant to the Registration Statement on Form S-1 (File No. 333-275210), as amended, which was declared effective by the Securities and Exchange Commission on December 21, 2023.

The Company received net proceeds of approximately $3.37 million from the Offering, after deducting the estimated Offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for sales and marketing and general working capital purposes.

JULY 2023 PUBLIC OFFERING

On July 19, 2023 (the “Effective Date”), the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“ThinkEquity”), as representative of the several underwriters listed on Schedule I thereto, relating to the public offering (the “July 2023 Offering”) of 24,643 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $49 per Share (the “Offering Price”).

On July 24, 2023, the Company closed the Offering and issued the Shares for aggregate gross proceeds of approximately $1,207,500 to the Company, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company also issued warrants to purchase up to 1,537 shares of Common Stock to ThinkEquity and its designees at an exercise price of $49.34. The Company intends to use the net proceeds from the Offering for general corporate purposes, working capital and general and administrative expenses.

The Shares were offered, issued and sold to the public pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267921) previously filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2022 and declared effective by the Commission on October 26, 2022 and related prospectus supplement dated July 19, 2023.

MAY 2023 REGISTERED DIRECT OFFERING

On May 23, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors, in a registered direct offering (the “Offering”), 15,715 shares (the “Shares”) of Common Stock at a price of $108.50 per Share, for aggregate gross proceeds of $1,705,000, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Offering closed on May 25, 2023. The Shares were offered and issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File 333-267921) (the “Shelf Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 18, 2022 and declared effective on October 26, 202

Also in connection with the Offering, on May 23, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which (i) the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering, (ii) the Company agreed to pay the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Offering, and to reimburse the Placement Agent for certain expenses, and (iii) the Company agreed to issue to the Placement Agent warrants to purchase up to 86,250 shares of Common Stock at an exercise price of $109.40 (the “Placement Agent Warrants”), which were issued on May 25, 2023.

DECEMBER 2022 PUBLIC OFFERING

On December 13, 2022 (the “Effective Date”), the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“ThinkEquity”), as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to the public offering (the “Offering”) of 17,815 shares (the “Shares”) of the Common Stock at a price to the public of $98.00 per Share (the “Offering Price”). On January 5, 2024, ThinkEquity exercised its over-allotment option to purchase 2,672 shares of common stock (the “Option Shares, “ together with the Shares, the “Securities”) at a price of $98.00 per share

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On December 16, 2022, the Company closed the Offering and issued the Shares for aggregate net proceeds of approximately $1.39 million to the Company from the sale of the Shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company also issued warrants to purchase up to 1,116 shares of Common Stock at an exercise price of $98.68 to ThinkEquity and its designees on this date.

On January 5, 2024, ThinkEquity exercised its over-allotment option to purchase 2,672 shares of common stock (the “Option Shares,“ together with the Shares, the “Securities”) at a price of $98.00 per share for which the Company received approximately $242,615 in net proceeds, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company also issued warrants to purchase up to 176 shares of Common Stock at an exercise price of $98.68 to ThinkEquity and its designees on this date.

The Securities were offered, issued and sold to the public pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267921) previously filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2022 and declared effective by the Commission on October 26, 2022 and related prospectus supplements dated December 13, 2022, as amended on December 16, 2022.

JULY 2022 PUBLIC OFFERING

On July 12, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative of the several underwriters identified therein (the “Underwriters”), relating to the public offering (the “Offering”) of 17,215 shares of the Common Stock (the “Shares”), and warrants to purchase up to 17,215 shares of Common Stock (the “Warrants”) at an exercise price of $363.30 per share, exercisable for a period of five years, subject to certain adjustments and cashless exercise provisions. The combined price per Share and Warrant to the public was $290.50. On July 14, 2022, the Underwriters partially exercised their over-allotment option and purchased an additional 1,590 warrants (“Option Warrants”).

On July 15, 2022, the Company closed the Offering and issued the Shares, Warrants and Option Warrants for aggregate net proceeds of approximately $4.07 million, after deducting underwriting discounts and commissions and estimated offering expenses. Concurrently with the closing of the Offering, the Company also issued warrants to purchase an aggregate of up to 1,089 shares of its common stock to the representative of the Underwriters or their designees, at an exercise price of 292.66 per share (the “Representative’s Warrants”). The Representative’s Warrants are exercisable beginning on January 8, 2023, and expire on July 12, 2027, pursuant to the terms and conditions of the Representative’s Warrants.

The Shares and Warrants were offered, issued and sold to the public pursuant to a registration statement on Form S-1 (File No. 333-262688) filed with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on July 12, 2022, and the prospectus forming a part thereof.

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SELLING SHAREHOLDERS

The Shares being offered by the Selling Shareholders are those issuable upon the exercise of the Warrants. For additional information regarding the issuance of these securities, see “May 2024 Warrant Inducement,” “December 2023 Public Offering,” July 2023 Public Offering,” May 2023 Registered Direct Offering,” December 2022 Public Offering,” and “July 2022 Public Offering,” beginning on page 13 of this prospectus. We are registering the Warrant Shares issuable upon exercise of the Warrants in order to permit the Selling Shareholders to offer such shares for resale from time to time. Except for the ownership of the Warrants, none of the Selling Shareholders have had any material relationship with us within the past three (3) years except as set forth below.

The following table sets forth certain information with respect to each Selling Shareholder, including (i) the shares of Common Stock beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of Shares, being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of our securities, as of October 10, 2024, assuming full exercise of all Warrants held by the selling stockholders on that date, without regard to any limitations on exercise. The registration of the Shares issuable to the Selling Shareholders upon the exercise of the Warrants, does not necessarily mean that the Selling Shareholders will sell all or any of such shares, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Shareholders are sold. The final two columns also assume the exercise of all of the Warrants held by the Selling Shareholders as of October 10, 2024, without regard to any limitations on exercise described in this prospectus or in the Warrants. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Shareholder and the percentage ownership of that Selling Shareholder, shares of Common Stock subject to warrants held by that Selling Shareholder that are exercisable for shares of Common Stock within 60 days after July 25, 2024, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

This prospectus covers the resale of up to an aggregate of 865,264 shares of Common Stock, consisting of:: (i) 507,894 shares of Common Stock upon exercise of the May 2024 Inducement Warrants; and (ii) 19,048 shares of Common Stock issuable upon exercise of the May 2024 Placement Agent Warrants; (iii) 1,537 shares of Common Stock issuable upon exercise of the July 2023 Underwriter Warrants; (iv) 983 shares of Common Stock upon exercise of the May 2023 Placement Agent Warrants; (v) 176 shares of Common Stock upon exercise of the January 2023 Underwriter Warrants; (vi) 1,116 shares of Common Stock upon exercise of the December 2022 Underwriter Warrants and (vii) 1,089 shares of Common Stock upon exercise of the July 2022 Underwriter Warrants. See “May 2024 Warrant Inducement.” “December 2023 Public Offering,” July 2023 Public Offering,” May 2023 Registered Direct Offering,” December 2022 Public Offering,” and “July 2022 Public Offering,” beginning on page 13 of this prospectus for further details relating to the Warrant Shares and the Warrants.

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Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage Beneficially Owned After Offering(3)
Armistice Capital, Master Fund Ltd.(4)	425,610	(5)	425,610	-	*
Lind Global Fund II LP(6)	319,206	(7)	319,206	-	*
Intracoastal Capital LLC(8)	31,213	(9)	31,213	-	*
Michael Vasinkevich(10)	25,861	(11)	25,861	-	*
Noam Rubinstein(10)	12,704	(12)	12,704	-	*
Craig Schwabe(10)	1,362	(13)	1,362	-	*
Charles Worthman(10)	404	(14)	404	-	*
Andrew Scott(15)	1,698	(16)	1,698	-	*
Bruce and Nancy Inglis(17)	67	(18)	67	-	*
Charles Giordano(17)	67	(19)	67	-	*
Chirag Choudhary(17)	192	(20)	192	-	*
Craig Skop(17)	131	(21)	131	-	*
Eric Lord(17)	354	(22)	354	-	*
Jeffrey Singer(17)	17	(23)	17	-	*
Kevin Mangan(17)	262	(24)	262	-	*
Kolinda Tomasic(17)	9	(25)	9	-	*
Maria Robles(17)	10	(26)	10	-	*
Nelson Baquet(17)	71	(27)	71	-	*
Philip Quartuccio(17)	132	(28)	132	-	*
Phyllis Henderson(17)	60	(29)	60	-	*
Premchand Beharry(17)	46	(30)	46	-	*
Richard Adams(17)	55	(31)	55	-	*
Ryan Konik(32)	112	(33)	112	-	*
William Baquet(17)	527	(34)	527	-	*
Robert Sagarino(17)	80	(35)	80	-	*
Ramnarian Jaigobind(17)	916	(36)	916	-	*
Priyanka Mahajan(17)	26	(37)	26	-	*
Scott Rothbaum(17)	69	(38)	69	-	*
Connective Capital Emerging Energy QP LP(39)	2,186	(40)	2,186	-	*
Brent Shutt(41)	1,793	(42)	1,278	515	*
Chad Hirschfeld(43)	499	(44)	356	143	*
Connective Capital I QP LP(45)	654	(46)	654	-	*
David Rock(47)	320	(48)	228	92	*
Gerald Bowen(49)	4,040	(50)	2,880	1,160	*
Greg Minnich(51)	872	(52)	622	250	*
John Hove(53)	1,316	(54)	938	378	*
Kevin Major(55)	359	(56)	256	103	*
Rosa Arbelo-Velazquez(57)	872	(58)	622	250	*
Robert Taylor(59)	872	(60)	622	250	*
Shane Fuessley(61)	872	(62)	622	250	*
Sampath Seshardi(63)	4,340	(64)	3,094	1,246	*
Todd Eberhardt(65)	4,480	(66)	3,194	1,286	*
Victor Melillo(67)	2,767	(68)	1,972	795	*
Robert Forester(69)	11,444	(70)	8,158	3,286	*
Richard Molinsky(71)	1,992	(72)	1,420	572	*
Bellagirl Media LLC(73)	499	(74)	356	143	*
BJI Financial Group Inc (75)	2,562	(76)	1,419	1,143	*
North Woods Capital Inc.(77)	747	(78)	532	215	*
TMB Pacific Global LLC(79)	1,742	(80)	1,242	500	*
KBB Asset Management LLC(81)	5,676	(82)	5,676	-	*
Warberg WFXI LP	7,962	(83)	5,676	2,286	*

*	Less than 1%

(1)	All of the Warrants that are exercisable for the Warrant Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”). As a result, the number of shares of Common Stock reflected in this column as beneficially owned by each Selling Shareholder includes (i) any outstanding shares of Common Stock held by such Selling Shareholder, and (ii) if any, the number of shares of Common Stock subject to the Warrants exercisable for the Warrant Shares offered hereby and any other warrants that may be held by such Selling Shareholder, in each case which such Selling Shareholder has the right to acquire as of October 10, 2024 or within 60 days thereafter and without it or any of its affiliates beneficially owning more than 4.99% or 9.99%, as applicable, of the number of outstanding shares of Common Stock as of October 10, 2024.

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(2)	Represents shares of Common Stock owned by the Selling Shareholders upon full exercise of the Warrants offered hereby.

(3)	The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 1,950,193 shares of Common Stock, which includes 1,084,929 shares of Common Stock outstanding as of October 10, 2024 and assumes full exercise of the Warrants that are exercisable for the 865,264 Warrant Shares offered hereby. The calculation of beneficial ownership reported in such columns takes into account the effect of the Beneficial Ownership Limitations in any warrants held by the Selling Shareholders after this offering. We do not know when or in what amounts a Selling Shareholder may offer shares for sale. The Selling Shareholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the Shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Shares covered by this prospectus will be sold by the Selling Shareholders and that the Selling Stockholders do not acquire beneficial ownership of any additional shares.

(4)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) May 2024 Inducement Warrants to purchase 283,740 shares of common stock and (ii) December 2023 A-1 Warrants to purchase 141,870 shares of common stock.

(6)	Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. The address of Lind Global Fund II LP is 444 Madison Ave, Floor 41 New York, NY 10022

(7)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) May 2024 Inducement Warrants to purchase 212,804 shares of common stock and (ii) 106,402 shares of common stock underlying the December 2023 A-2 Warrants.

(8)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 palm Trail, Delray Beach, FL 33483.

(9)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus an underlying the (i) May 2024 Inducement Warrants to purchase 11,350 shares of common stock; (ii) 12,769 shares of common stock underlying the December 2023 A-1 Warrants and (iii) 7.094 shares of common stock underlying the December 2023 A-2 Warrants.

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(10)	Each of the selling shareholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer with a registered address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares to be sold in this offering consists of shares of common stock issuable upon exercise of May 2024 Placement Agent Warrants, which were received as compensation for our warrant inducement transaction. The selling shareholder acquired the May 2024 Placement Agent Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(11)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) May 2024 Placement Agent Warrants to purchase 12,214 shares of common stock being offered by the selling stockholder pursuant to this prospectus, and (ii) December 2023 Placement Agent Warrants to purchase 13,647 shares of common stock.

(12)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) May 2024 Placement Agent Warrants to purchase 6,000 shares of common stock, and (ii) the December 2023 Placement Agent Warrants to purchase 6,704 shares of common stock.

(13)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) May 2024 Placement Agent Warrants to purchase 643 shares of common stock, and (ii) December 2023 Placement Agent Warrants to purchase 719 shares of common stock.

(14)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) May 2024 Placement Agent Warrants to purchase 191 shares of common stock being offered by the selling stockholder pursuant to this prospectus, and (ii) December 2023 Placement Agent Warrants to purchase 213 shares of common stock.

(15)	Affiliated with T.R. Winston & Company, LLC, a registered broker dealer with a registered address of c/o T.R. Winston & Company, LLC, 2049 Century Park East, Suite 320, Los Angeles, CA 90067, and has sole voting and dispositive power over the securities held. The number of shares to be sold in this offering consists of shares of common stock issuable upon exercise of each of the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants, the December 2022 Underwriter Warrants and the July 2022 Underwriter Warrants, which were received as compensation for such offerings. The selling shareholder acquired each of the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants, the December 2022 Underwriter Warrants and the July 2022 Underwriter Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(16)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 536 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 342 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 59 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 387 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 374 shares of common stock.

(17)	Each of the selling shareholders is affiliated with ThinkEquity, LLC, a registered broker dealer with a registered address of c/o ThinkEquity LLC 17 State Street, 41st Floor New York, NY 10004, and has sole voting and dispositive power over the securities held. The number of shares to be sold in this offering consists of shares of common stock issuable upon exercise of each of the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants, the December 2022 Underwriter Warrants and the July 2022 Underwriter Warrants, as applicable which were received as compensation for such offerings. The selling shareholder acquired each of the July 2023 Underwriter Warrants, the May 2023 Placement Agent Warrants, the January 2023 Underwriter Warrants, the December 2022 Underwriter Warrants and the July 2022 Underwriter Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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(18)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) May 2023 Placement Agent Warrants to purchase 14 shares of common stock; (ii) January 2023 Underwriter Warrants to purchase 4 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 25 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 24 shares of common stock.

(19)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 21 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 13 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 3 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 15 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 15 shares of common stock.

(20)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 60 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 39 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 7 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 44 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 42 shares of common stock.

(21)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 41 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 26 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 5 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 30 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 29 shares of common stock\.

(22)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 111 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 71 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 13 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 81 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 78 shares of common stock.

(23)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 5 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 3 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 1 share of common stock; (iv) December 2022 Underwriter Warrants to purchase 4 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 4 shares of common stock.

(24)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 95 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 61 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 11 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 69 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 26 shares of common stock.

(25)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 2 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 2 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 1 share of common stock; (iv) December 2022 Underwriter Warrants to purchase 2 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 2 shares of common stock.

(26)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 3 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 2 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 1 share of common stock; (iv) December 2022 Underwriter Warrants to purchase 2 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 2 shares of common stock.

(27)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 5 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 3 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 5 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 32 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 26 shares of common stock.

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(28)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 42 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 27 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 5 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 32 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 26 shares of common stock.

(29)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 11 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 8 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 2 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 8 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 31 shares of common stock.

(30)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) January 2023 Underwriter Warrants to purchase 5 shares of common stock; (ii) December 2022 Underwriter Warrants to purchase 33 shares of common stock and (iii) July 2022 Underwriter Warrants to purchase 8 shares of common stock.

(31)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 11 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 8 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 2 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 8 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 26 shares of common stock.

(32)	Affiliated with American Capital Partners, LLC, a registered broker dealer with a registered address of c/o American Capital Partners, LLC, 4 World Trade Center, 29th Floor Suites 2969-70, New York, NY 10007, and has sole voting and dispositive power over the securities held. The number of shares to be sold in this offering consists of shares of common stock issuable upon exercise of the July 2022 Underwriter Warrants, which were received as compensation for such offering. The selling shareholder acquired the July 2022 Underwriter Warrants in the ordinary course of business and, at the time such warrants were acquired, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(33)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the July 2022 Underwriter Warrants to purchase 112 shares of common stock.

(34)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 238 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 137 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 17 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 117 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 18 shares of common stock.

(35)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 25 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 16 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 3 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 18 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 18 shares of common stock.

(36)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 289 shares of common stock; (ii) May 2023 Placement Agent Warrants to purchase 184 shares of common stock; (iii) January 2023 Underwriter Warrants to purchase 32 shares of common stock; (iv) December 2022 Underwriter Warrants to purchase 209 shares of common stock and (v) July 2022 Underwriter Warrants to purchase 202 shares of common stock.

(37)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the July 2022 Underwriter Warrants to purchase 26 shares of common stock.

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(38)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the: (i) July 2023 Underwriter Warrants to purchase 42 shares of common stock; and (ii) May 2023 Placement Agent Warrants to purchase 27 shares of common stock.

(39)	Robert Magnus Romero is the natural person voting control and investment discretion over the securities reported herein;. The address of the selling shareholder is 720 University Avenue, Palo Alto, CA 94301.

(40)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 1,093 shares of common stock and (ii) Series A-2 Warrants to purchase 1,093 shares of common stock.

(41)	The address of the selling shareholder is 619 College Street, Sulphur Springs, TX 75482.

(42)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 639 shares of common stock and (ii) Series A-2 Warrants to purchase 639 shares of common stock and (B) 515 shares of common stock.

(43)	The address of the selling shareholder is 810 Road 23, Benedict, NE 68316.

(44)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 178 shares of common stock and (ii) Series A-2 Warrants to purchase 178 shares of common stock and (B) 143 shares of common stock.

(45)	Robert Magnus Romero is the natural person voting control and investment discretion over the securities reported herein;. The address of the selling shareholder is 720 University Avenue, Palo Alto, CA 94301.

(46)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 327 shares of common stock and (ii) Series A-2 Warrants to purchase 327 shares of common stock.

(47)	The address of the selling shareholder is 15000 Picadilly Drive, Brighton, CO 80603.

(48)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 114 shares of common stock and (ii) Series A-2 Warrants to purchase 114 shares of common stock and (B) 92 shares of common stock.

(49)	The address of the selling shareholder is 988 Snively Avenue, Winter Haven, FL 33880.

(50)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 1,440 shares of common stock and (ii) Series A-2 Warrants to purchase 1,440 shares of common stock and (B) 1,160 shares of common stock.

(51)	The address of the selling shareholder is 5202 North 500 West Decatur IN 46733.

(52)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 311 shares of common stock and (ii) Series A-2 Warrants to purchase 311 shares of common stock and (B) 250 shares of common stock.

(53)	The address of the selling shareholder is 3730 Richmond Street, Jacksonville, FL 32205.

(54)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 469 shares of common stock and (ii) Series A-2 Warrants to purchase 469 shares of common stock and (B) 378 shares of common stock.

(55)	The address of the selling shareholder is 7813 S Norfolk Pine Way, Sandy, UT 84094.

(56)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 128 shares of common stock and (ii) Series A-2 Warrants to purchase 128 shares of common stock and (B) 103 shares of common stock.

(57)	The address of the selling shareholder is 16 Hawthorn Court Fishkill NY 12524.

(58)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 311 shares of common stock and (ii) Series A-2 Warrants to purchase 311 shares of common stock and (B) 250 shares of common stock.

(59)	The address of the selling shareholder is 15999 220th Street Minburn IA 50167.

(60)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 311 shares of common stock and (ii) Series A-2 Warrants to purchase 311 shares of common stock and (B) 250 shares of common stock.

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(61)	The address of the selling shareholder is 5454 Blue Creek Road Walker IA 52352.

(62)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 311 shares of common stock and (ii) Series A-2 Warrants to purchase 311 shares of common stock and (B) 250 shares of common stock.

(63)	The address of the selling shareholder is 37811 W 12 Mile Road, Farmington Hill, MI 48331.

(64)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 1,547 shares of common stock and (ii) Series A-2 Warrants to purchase 1,547 shares of common stock and (B) 1,246 shares of common stock.

(65)	The address of the selling shareholder is 7300 Thurston Court, Wilmington, NC 28411.

(66)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 1,597 shares of common stock and (ii) Series A-2 Warrants to purchase 1,597 shares of common stock and (B) 1,286 shares of common stock.

(67)	The address of the selling shareholder is 13204 Machiavelli Way, Palm Beach Garden, FL 33418.

(68)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 986 shares of common stock and (ii) Series A-2 Warrants to purchase 986 shares of common stock and (B) 795 shares of common stock.

(69)	The address of the selling shareholder is c/o Dawson James Securities, 101 North Federal Highway - Ste. 600 Boca Raton, FL, 33432, Att: Operations.

(70)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 4,079 shares of common stock and (ii) Series A-2 Warrants to purchase 4,079 shares of common stock and (B) 3,286 shares of common stock.

(71)	The address of the selling shareholder is c/o Dawson James Securities, 101 North Federal Highway - Ste. 600 Boca Raton, FL, 33432, Att: Operations.

(72)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 710 shares of common stock and (ii) Series A-2 Warrants to purchase 710 shares of common stock and (B) 572 shares of common stock.

(73)	The address of the selling shareholder is c/o Joseph Gunnar & Co LLC, Attn Ops, 1000 Rxr Plaza, 10th Fl, East Tower, Uniondale, NY 11556.

(74)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 178 shares of common stock and (ii) Series A-2 Warrants to purchase 178 shares of common stock and (B) 143 shares of common stock.

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(75)	The address of the selling shareholder is c/o Joseph Gunnar & Co LLC, Attn Ops, 1000 Rxr Plaza, 10th Fl, East Tower, Uniondale, NY 11556.

(76)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the Series A-1 Warrants to purchase 1,419 shares of common stock and (B) 1,143 shares of common stock.

(77)	address of the selling shareholder is c/o Joseph Gunnar & Co LLC, Attn Ops, 1000 Rxr Plaza, 10th Fl, East Tower, Uniondale, NY 11556.

(78)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 266 shares of common stock and (ii) Series A-2 Warrants to purchase 266 shares of common stock and (B) 215 shares of common stock.

(79)	The address of the selling shareholder is c/o Joseph Gunnar & Co LLC, Attn Ops, 1000 Rxr Plaza, 10th Fl, East Tower, Uniondale, NY 11556.

(80)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 621 shares of common stock and (ii) Series A-2 Warrants to purchase 621 shares of common stock and (B) 500 shares of common stock.

(81)	Steven Segal is the natural person voting control and investment discretion over the securities reported herein. The address of the selling shareholder is 47 Calle Del Sur Palm Coast Fl 32137.

(82)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 2,838 shares of common stock and (ii) Series A-2 Warrants to purchase 2,838 shares of common stock.

(83)	Common stock beneficially owned prior to this offering consists of (A) common stock being offered by the selling shareholder pursuant to this prospectus and underlying the (i) Series A-1 Warrants to purchase 2,838 shares of common stock and (ii) Series A-2 Warrants to purchase 2,838 shares of common stock and (B) 2,286 shares of common stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders pursuant to this prospectus. We may receive up to approximately $10.05 million in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. We intend to use any net proceeds we receive for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We have not allocated specific amounts of net proceeds for any of these purposes.

The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis after six (6) months from the date of issuance if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Shares. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of October 10, 2024 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group.

The percentage ownership information is based upon 1,084,929 common shares outstanding as of October 10, 2024. The percentage ownership information shown in the table after this offering is based upon 1,950,193 shares of Common Stock (assuming full exercise of the Warrants to purchase 865,264 Warrant Shares). Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold convertible preferred stock, options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those convertible preferred stock, options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock	Percentage of Common Stock Beneficially Owned After this Offering
5% Stockholders:
Lind Global Fund II LP(2)	106,402	(3)	8.93%	* (4)
Officers and Directors
Jason Frishman	26,019	(5)	2.39%	1.33%
Martin Kay	6,845	(6)	*	*
Steven Geary	3,736	(7)	*	*
Arnold Scott	1,409	(8)	*	*
Coreen Kraysler	1,894	(9)	*	*
Cecilia Lenk	587	(10)
Avi Liss	327	(11)
All directors and executive officers as a group (7 persons)	40,817		3.73%	2.08%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise noted, the business address of each member of our Board is c/o Netcapital Inc. 1 Lincoln Street, Boston Massachusetts 02111.

(2)	Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. The address of Lind Global Fund II LP is 444 Madison Ave, Floor 41 New York, NY 10022

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(3)	Includes 106,402 shares of common stock underlying the Series A-1 Warrants to purchase 106,402 shares of common stock. Also excludes (i) Series A-3 Warrants to purchase 106,402 shares of common stock and (ii) Series A-4 Warrants to purchase 106,402 shares of Common Stock, as both the Series A-3 Warrants and Series A-4 Warrants (and the shares of common stock issuable thereunder) are subject to shareholder approval. Such Series A-3 Warrants and Series A-4 Warrants contain beneficial ownership limitations that prohibit the Lind Global Fund II LP from exercising any portion of such warrants if such exercise would result in the Lind Global Fund II LP owning a percentage of our outstanding common stock exceeding 9.99% after giving effect to the issuance of common stock in connection with the Lind Global Fund II LP’s exercise of any portion of such warrants.

(4)	Assumes all shares underlying the Series A-1 Warrants, Series A-3 Warrants and Series A-4 Warrants are sold in the offering.

(5)	Includes (i) 1,572 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after the Record Date, and (ii) 24,447 shares of common stock held by Netcapital Systems LLC, an entity that Jason Frishman is the President of and in such capacity has the right to vote and dispose of the securities held by such entity.

(6)	Includes 6,845 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after October 10, 2024.

(7)	Includes (i) 3,567 shares of common stock and (ii) 169 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after October 10, 2024.

(8)	Includes 119 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after October 10, 2024.

(9)	Includes 1,572 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after October 10, 2024.

(10)	Includes 220 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after October 10, 2024.

(11)	Includes 169 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after October 10, 2024.

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DESCRIPTION OF SECURITIES THAT THE SELLING SHAREHOLDERS ARE OFFERING

The Selling Shareholders are offering for resale up to an aggregate of 865,264 shares of Common Stock consisting of: (i) 507,894 shares of Common Stock upon exercise of the May 2024 Inducement Warrants; and (ii) 19,048 shares of Common Stock issuable upon exercise of the May 2024 Placement Agent Warrants; (iii) 1,537 shares of Common Stock issuable upon exercise of the July 2023 Underwriter Warrants; (iv) 983 shares of Common Stock upon exercise of the May 2023 Placement Agent Warrants; (v) 176 shares of Common Stock upon exercise of the January 2023 Underwriter Warrants; (vi) 1,116 shares of Common Stock upon exercise of the December 2022 Underwriter Warrants and (vii) 1,089 shares of Common Stock upon exercise of the July 2022 Underwriter Warrants.. The following summary of the terms of our shares of Common Stock is based upon our Articles of Incorporation and our Bylaws. The summary is not complete and is qualified by reference to our Articles of Incorporation and our Bylaws, which were filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended April 30, 2024.

Our Articles of Incorporation authorize the issuance of up to 900,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

The holders of shares of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds; however, the current policy of our Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive rights.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of directors’ vacancies. Our articles of incorporation and bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of the majority of directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

●	Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our president or any two directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	No cumulative voting. The Utah Business Corporation Act provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in tum engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in tum may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Codelaw LLC.

EXPERTS

The consolidated financial statements of Netcapital, Inc. as of April 30, 2024 and 2023 and for each of the two years in the period ended April 30, 2024, incorporated into this prospectus and the Registration Statement on Form S-1 of which it forms a part by reference to the Annual Report on Form 10-K for the year ended April 30, 2024, have been so incorporated in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.netcapitalinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	Our Annual Report on Form 10-K for the year ended April 30, 2024, filed with the SEC on July 29, 2024;

Our Quarterly Report on Form 10-Q for the period ended July 31, 2024, filed with the SEC on September 16, 2024;
●	Our Current Reports on Form 8-K filed with the SEC on May 28, 2024; May 29, 2024; July 24, 2024; August 2, 2024, August 19, 2024; August 23, 2024 and September 26, 2024 (other than any portions thereof deemed furnished and not filed);

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 12, 2024; and

●	The description of our common stock, par value $0.001 per share, contained in Exhibit 4.16 to our Annual Report on Form 10-K for the year ended April 30, 2024 filed with the SEC on July 29, 2024, including any amendment or report filed for the purpose of updating such description.

ln addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Attn.: Secretary

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.” We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

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Netcapital Inc.

Up to 865,264 Shares of Upon Exercise of Certain Common Stock Purchase Warrants

PROSPECTUS

, 2024.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$208.00
Transfer agent and registrar fees and expenses	$5,000.00
Legal fees and expenses	$30,000.00
Printing fees and expenses	$5,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$1,500.00
Total	$51,708.00

Item 14. Indemnification of Officers and Directors.

The registrant is incorporated under the laws of the State of Utah. Section 16-10a-902 of the Utah Business Corporation Act (“UBCA”) provides that a Utah corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Section 15-10-902 of the UBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests; and (iii) In the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

The following is a list of unregistered sales of our equity securities during the prior three years.

On October 28, 2021, we issued 715 shares of our common stock in conjunction with an agreement to purchase a 10% equity interest in Caesar Media Group, Inc.

On September 13, 2021, we issued 14 shares of unregistered common stock as stock-based compensation, for services rendered to the Company.

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On November 18, 2021, we issued 662 shares of unregistered common stock as stock-based compensation, for services rendered to the Company. We did not receive any proceeds for this issuance.

On December 10, 2021, we issued 715 shares of our common stock to purchase a 10% interest in Caesar Media Group, Inc. We did not receive any proceeds from this issuance.

On December 10, 2021, we issued 715 shares of our common stock to purchase all of the outstanding stock of MSG Development Corp.

On January 31, 2022, we issued 318 shares of common stock to an accredited investor for gross proceeds of $200,000.

On February 9, 2022, we completed a private placement of $300,000 of unsecured convertible promissory notes. These notes bear interest at a rate of 8% per annum and have a maturity date of February 9, 2023.

On April 28, 2022, we issued 536 shares of common stock, in conjunction with an agreement to purchase a 10% equity interest in Caesar Media Group, Inc.

On July 15, 2022, we issued 1,335 shares of our common stock upon the conversion of $300,000 of unsecured convertible promissory notes issued on February 9, 2022, plus conversion of accrued interest on such notes. We also issued warrants to purchase 93,432 shares of our common stock to these noteholders upon conversion.

On July 15, 2022, we also issued 570 shares of our common stock to Netcapital DE LLC as supplemental consideration pursuant to the agreement for the acquisition of Netcapital Funding Portal Inc.

On September 1, 2022, we issued 358 shares of our common stock in conjunction with the purchase a 10% interest in Caesar Media Group, Inc.

On October 26, 2022, we issued 179 shares of our common stock in conjunction with the purchase a 10% interest in Caesar Media Group, Inc. We did not receive any proceeds from this issuance. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On October 26, 2022, we issued 38 shares of common stock to two accredited investors for gross proceeds of $23,400. We used the proceeds for working capital and general corporate purposes.

On November 28, 2022, we issued 90 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp. We did not receive any proceeds from this issuance.

On December 9, 2022, we issued 4,286 shares of our common stock in conjunction with an Asset Purchase Agreement with Nantascot, LLC.

On December 16, 2022, we issued ThinkEquity LLC and its designees warrants to purchase 1,116 shares of our common stock at an exercise price of $98.68 as compensation for their services as underwriter in our public offering.

On January 3, 2023, we granted Martin Kay non-qualified stock options under the 2023 Plan to purchase one-million (1,000,000) shares of our common stock at an exercise price of $1.43 per share. The options vest and become exercisable in 48 equal monthly installments.

On January 3, 2023, we granted non-qualified stock options to purchase 2,858 Shares of the Company’s common stock to each of Jason Frishman, Coreen Kraysler and Paul Riss (8,574 Shares total), under the 2023 Plan at an exercise price of $100.10 per Share. These options vest and become exercisable in 48 equal monthly installments.

On January 5, 2023, we issued ThinkEquity LLC and its designees warrants to purchase 176 shares of our common stock at an exercise price of $98.68 as compensation for its services as underwriter in the over-allotment exercise of our public offering.

On January 31, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group Inc.

On April 27, 2023, we issued 5,000 shares of our common stock for business advisory services.

On April 27, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On May 10, 2023, we issued 1,429 shares of our common stock for consulting services.

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On May 25, 2023, we issued ThinkEquity LLC and its designees warrants to purchase 983 shares of our common stock at an exercise price of $109.40 as compensation for its services as placement agent in our registered direct offering.

On July 14, 2023, we issued 141 shares of common stock to an unrelated third party, in consideration of a release from such third party related to settlement of an outstanding debt between such third-party and Netcapital DE LLC.

On July 24, 2023, we issued ThinkEquity LLC and its designees warrants to purchase 1,537 shares of our common stock at an exercise price of $49.34 as compensation for its services as underwriter in our public offering.

On July 31, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On October 26, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On October 26, 2023, we issued 90 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp.

On April 24, 2024, we issued an aggregate of 9,734 shares of our common stock at a price per share of $9.268 to Steven Geary, a member of the Company’s board of directors, and Paul Riss, a member of the board of directors of Netcapital Funding Portal, Inc. our wholly-owned subsidiary, in consideration of the cancellation of $90,204 in outstanding indebtedness owed to Mr. Geary and Mr. Riss by us.

On May 29, 2024, we issued warrants to purchase 507,894 shares of our common stock at an exercise price of $8.74 to certain institutional investors in connection with our warrant inducement transaction.

On May 29, 2024, we issued H.C. Wainwright & Co., LLC and its designees warrants to purchase 19,037 shares of our common stock at an exercise price of $10.93 as compensation for its services as placement agent in our warrant inducement transaction.

Unless otherwise indicated, the foregoing securities were offered and issued in reliance on the exemption from registration requirements under the Securities Act afforded by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on October 10, 2024.

NETCAPITAL INC.

By:	/s/ Martin Kay
Martin Kay
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Martin Kay, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Martin Kay	Chief Executive Officer and director	October 10, 2024
Martin Kay	(Principal Executive Officer)

/s/ Coreen Kraysler	Chief Financial Officer	October 10, 2024
Coreen Kraysler	(Principal Financial and Accounting Officer)

/s/ Cecilia Lenk	Director	October 10, 2024
Cecilia Lenk

/s/ Steven Geary	Director	October 10, 2024
Steven Geary

/s/ Avi Liss	Director	October 10, 2024
Avi Liss

/s/ Arnold Scott	Director	October 10, 2024
Arnold Scott

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K dated July 12, 2022.
1.2	Underwriting Agreement dated July 19, 2023 between the Registrant and ThinkEquity LLC, incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K dated July 19, 2023.
1.3	At-the-Market Offering Agreement dated August 23, 2024 between the Registrant and H.C. Wainwright and Co., LLC, incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K dated August 23, 2024.
2.1	Asset Purchase Agreement dated November 23, 2010 between ValueSetters, Inc. and NetGames.com, incorporated by reference to Exhibit 2.1 to our Form 10/A dated July 25, 2014
2.2	Agreement and Plan of Merger by and Among Netcapital Funding Portal Inc., ValueSetters Inc. and Netcapital Acquisition Vehicle Inc., incorporated by reference to our Current Report on Form 8-K dated August 23, 2020
3.1	Articles of Incorporation filed on April 25, 1984, incorporated by reference to Exhibit 3.1 to our Form 10 dated September 3, 2013
3.2	Amendment to Articles of Incorporation filed on September 7, 1999, incorporated by reference to Exhibit 3.2 to our Form 10 dated September 3, 2013
3.3	Amendment to Articles of Incorporation filed on December 4, 2003, incorporated by reference to Exhibit 3.3 to our Form 10 dated September 3, 2013
3.4	Amendment to Articles of Incorporation filed on April 13, 2015, incorporated by reference to Exhibit 3.1.3 to our Form S-1 dated February 14, 2022
3.5	Amendment to Articles of Incorporation filed on September 29, 2020, incorporated by reference to Exhibit 3.1 to our Form 8-K dated November 5, 2020
3.6	Amendment to Articles of Incorporation filed on July 29, 2024, incorporated by reference to Exhibit 3.1 to our Form 8-K dated July 29, 2024.
3.7	By-Laws of ValueSetters, Inc, incorporated by reference to Exhibit 3.4 to our Form 10 dated September 3, 2013
4.1	Specimen stock certificate evidencing shares of common stock, incorporated by reference to Exhibit 4.1 to our Form S-1/A dated April 8, 2022
4.2	Form of Unsecured Convertible Notes, incorporated by reference to Exhibit 4.3 to our Form S-1 dated February 14, 2022.
4.3	Form of Representative’s Warrant incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 15, 2022
4.4	Warrant Agent Agreement, dated July 15, 2022 between Netcapital Inc. and Equity Stock Transfer LLC incorporated by reference to our Current Report on Form 8-K dated July 15, 2022
4.5	Form of Public Warrant incorporated by reference to our Current Report on Form 8-K dated July 15, 2022
4.6	Form of Unsecured Convertible Notes incorporated by reference to our Current Report on Form 8-K dated July 15, 2022
4.7	Form of Representative Warrant incorporated by reference to our Current Report on Form 8-K dated December 16, 2022
4.8	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 23, 2023
4.9	Form of Representative Warrant incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 19, 2023
4.10	Form of Pre-Funded Warrant incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated December 27, 2023.
4.11	Form of Series A-1 Common Warrant incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated December 27, 2023.
4.13	Form of Series A-2 Common Warrant incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated December 27, 2023.

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4.12	Form of Placement Agent’s Warrant incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K dated December 27, 2023.
4.13	Form of New Series A-3 Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 24, 2024.
4.14	Form of New Series A-4 Warrant, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated May 24, 2024.
4.15	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated May 24, 2024.
4.16	Description of capital stock incorporated by reference to Exhibit 4.16 of our Annual Report on Form 10-K for the year ended April 30, 2024 and filed on July 29, 2024
5.1*	Opinion of Codelaw LLC
10.1+	2021 Equity Incentive Plan, filed as Exhibit 4.1 to the registrant’s registration statement on Form S-8 on January 27, 2022, and incorporated herein by reference.
10.2+	Employment Agreement with Carole Murko, incorporated by reference to Exhibit 10.12 to our Form S-1 dated February 14, 2022
10.3+	Separation Agreement with Carole Murko, incorporated by reference to Exhibit 10.13 to our Form S-1 dated February 14, 2022
10.4	Form of Note Purchase Agreement, incorporated by reference to Exhibit 10.14 to our Form S-1 dated February 14, 2022
10.5	License Agreement between Netcapital Systems LLC, a Delaware limited liability company, and Netcapital Funding Portal Inc., filed as Exhibit 10.1 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.6+	Employment Agreement with Cecilia Lenk, filed as Exhibit 10.2 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.7+	Employment Agreement with Coreen Kraysler, filed as Exhibit 10.3 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.8+	Employment Agreement with Jason Frishman, filed as Exhibit 10.4 to our Current Report on Form 8-K dated April 18, 2022 and filed on June 28, 2022 and incorporated by reference herein.
10.9+	Netcapital Inc 2023 Omnibus Equity Incentive Plan incorporated by reference to our Current Report on Form 8-K dated January 5, 2023.
10.10+	Employment Agreement with Martin Kay dated January 3, 2023 incorporated by reference to our Current Report on Form 8-K dated January 5, 2023.
10.11+	Form of Stock Option Agreement incorporated by reference to our Current Report on Form 8-K dated January 5, 2023.
10.12	Software License and Services Agreement between Templum, Inc. and Netcapital Systems LLC dated January 2, 2023 incorporated by reference to our Current Report on Form 8-K dated January 6, 2023.
10.13	Form of Securities Purchase Agreement between Netcapital Inc. and certain institutional investors dated May 23, 2023, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 23, 2023.
10.14	Form of Securities Purchase Agreement incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated December 27, 2023.
10.15	Stock Purchase Agreement dated April 24, 2024 between Netcapital Inc. and Steven Geary, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated April 24, 2024
10.16	Stock Purchase Agreement dated April 24, 2024 between Netcapital Inc. and Paul Riss incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated April 24, 2024.
10.17	Form of Inducement Letter dated May 24, 2024, incorporated by reference to our Current Report on Form 8-K dated May 24, 2024.
14.1	Code of Ethics, incorporated by reference to Exhibit 14.1 to our Form S-1/A dated April 8, 2022
21.1	Subsidiaries, incorporated by reference to Exhibit 21. 1 of our Annual Report on Form 10-K for the year ended April 30, 2024 and filed on July 29, 2024.
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Codelaw LLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing fee table

*	Filed herewith
+	Indicates a management contract or any compensatory plan, contract or arrangement.

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